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                                                                      EXHIBIT 15

November 12, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Re:  Parker Drilling Company Registration on Form S-8 and Form S-3

We are aware that our report dated October 29, 2002, on our review of the interim financial information of Parker Drilling Company for the three and nine month periods ended September 30, 2002 and 2001 and included in this Form 10-Q for the quarter ended September 30, 2002 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345, 333-59132, 333-70444, 333-41369, 333-84069, 333-99187), and
Form S-3 (File No. 333-36498).



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP







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